                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                _______________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                          13-2740599
        --------------                                       ----------
(State of incorporation or organization)                    (I.R.S. Employer
                                                            Identification No.)

                    World Financial Center
                    North Tower
                    250 Vesey Street
                    New York, New York                                 10281
               -----------------------------                         --------
(Address of principal executive offices)                            (Zip Code)

If this form relates to the                     If this form relates to the
registration of a class of                      registration of a class of
securities pursuant to                          securities pursuant to
Section 12(b) of the Exchange                   Section 12(g) of the Exchange
Act and is effective pursuant                   Act and is effective pursuant
to General Instruction A.(c),                   to General Instruction A.(d),
please check the following                      please check the following
box.  [X]                                       box.  [ ]

Securities Act registration statement file number to which this form relates:
333-28537
---------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
-------------------                             ------------------------------

Market Index Target-Term                        New York Stock Exchange
Securities(SM) based upon the
Dow Jones Industrial Average(SM)
due November __, 2002


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of class)

(SM) "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

     "Dow Jones" and "Dow Jones Industrial Average(SM)" are service marks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by Merrill Lynch, Pierce, Fenner & Smith Incorporated. The MITTS based upon the Dow Jones Industrial Average are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such product.
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Item 1.  Description of Registrant's Notes to be Registered.
         --------------------------------------------------

          The description of the general terms and provisions of the Market Index Target-Term Securities (SM) ("MITTS(R)") based upon the Dow Jones
Industrial Average due November   , 2002 to be issued by Merrill Lynch & Co.,
Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated October 17, 1997, and the Prospectus dated July 7, 1997, attached hereto as
Exhibit 99 (A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-28537 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2. Exhibits.
        --------

     99 (A) Preliminary Prospectus Supplement dated October 17, 1997, and Prospectus dated July 7, 1997 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

     99 (B)    Form of Note.

     99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*



          Other securities issued by Merrill Lynch & Co., Inc. are listed on the New York Stock Exchange.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MERRILL LYNCH & CO., INC.


                              By:  /s/  Gregory T. Russo
                                  ----------------------------
                                        Gregory T. Russo
                                            Secretary

Date:   December 15, 1997


------------------

"MITTS" is a registered service mark and "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

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

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                           MERRILL LYNCH & CO., INC.



                                   EXHIBITS
                                      TO
                       FORM 8-A DATED DECEMBER 15, 1997

                                       3
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                               INDEX TO EXHIBITS
                               -----------------


Exhibit No.                                             Page No.
----------                                              -------

99 (A)    Preliminary Prospectus Supplement dated
          October 17, 1997, and Prospectus dated
          July 7, 1997 (incorporated by reference to registrant's filing pursuant to Rule 424(b)).

99 (B)    Form of Note.

99 (C)    Copy of Indenture between Merrill Lynch &
          Co., Inc. and The Chase Manhattan Bank,
          (successor by merger to Manufacturers Hanover
          Trust Company), dated as of April 1, 1983, as amended and restated.*




--------------

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

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